                         Consent of Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  in each  of the  Prospectuses  and  "Independent  Auditors"  in the
Statement of Additional Information and to the incorporation by reference of our report  dated  November  8,  2002  on the  financial  statements  and  financial highlights of Security Equity Fund in the Post-Effective Amendment No. 94 to the
Registration  Statement  (Form N-1A) and related  Prospectus  and  Statement  of
Additional  Information filed with the Securities and Exchange  Commission under the Securities Act of 1933  (Registration  No. 2-19458) and under the Investment
Company Act of 1940 (Registration No. 811-1136).

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
January 8, 2003